Tango Therapeutics Reports Third Quarter 2023 Financial Results

and Provides Business Highlights

– Dose escalation ongoing in phase 1/2 trials of lead PRMT5 inhibitors TNG908 and TNG462; additional TNG908 clinical data expected 2024 –

– Dose escalation ongoing in phase 1/2 trial of CoREST inhibitor TNG260 and pembrolizumab in patients with STK11 mutant solid tumors –

– FDA Fast Track designation granted for TNG348, a novel USP1 inhibitor, for the treatment of BRCA1/2-mutant breast and ovarian cancer; phase 1/2 clinical trial initiation expected 1H 2024 –

– Kanishka Pothula, partner at Nextech Ventures, appointed to Board of Directors, replacing Reid Huber, Ph.D., partner at Third Rock Ventures –

– Strong cash position of $360 million; cash runway into 2026 expected to fund all clinical programs through proof-of-concept –

BOSTON, Mass. – November 8, 2023 – Tango Therapeutics, Inc. (NASDAQ: TNGX), a clinical-stage biotechnology company committed to discovering and delivering the next generation of precision cancer medicines, reported its financial results for the third quarter ended September 30, 2023, and provided business highlights.

“We continue to make excellent progress across our precision oncology pipeline, led by our two MTA-cooperative PRMT5 inhibitors for MTAP-deleted cancers. For TNG462, we dosed the first patient in the phase 1/2 trial in July 2023. TNG908 is also actively enrolling patients and remains on track for a clinical update in 2024. Both molecules have the potential to become important treatments for the broad range of patients with MTAP-deleted cancers,” said Barbara Weber, M.D., President and Chief Executive Officer of Tango Therapeutics. “In addition, in June 2023, we initiated the phase 1/2 trial of TNG260, a first-in-class inhibitor of the CoREST complex for the treatment of STK11-mutant cancers. In September 2023, we received FDA clearance of our IND application for TNG348, a USP1 inhibitor for BRCA1/2 mutant and other HRD+ cancers, and we plan to initiate the clinical trial in the first half of next year. With additional capital resources following our August private placement financing and our dedicated team, we believe we are well-positioned to deliver proof-of-concept data on our four clinical programs."

Recent Business Highlights

Pipeline Update

TNG908 phase 1 dose escalation ongoing

•
Dose escalation and patient enrollment is ongoing in the phase 1/2 clinical trial evaluating TNG908 in patients with MTAP-deleted solid tumors, including glioblastoma. Safety, tolerability and pharmacokinetics are favorable.
•
MTAP deletions occur in approximately 10%-15% of all human cancers, including 40% of glioblastoma (GBM).

TNG462, a potentially best-in-class MTA-cooperative PRMT5 inhibitor

•
Dose escalation is ongoing in the TNG462 phase 1/2 clinical trial in patients with MTAP-deleted solid tumors.
•
TNG462 has the same mechanism of action as TNG908, but with enhanced potency and selectivity in MTAP-deleted cell lines and patient-derived xenografts. In preclinical studies, TNG462 is 45X selective for MTAP-deleted cancer cells versus normal cells and ~30X more potent than TNG908.

TNG260, a first-in-class, highly selective CoREST complex inhibitor

•
Dose escalation is ongoing in the TNG260 phase 1/2 clinical trial evaluating the safety, pharmacokinetics, pharmacodynamics and efficacy of TNG260 in combination with pembrolizumab in patients with locally advanced or metastatic solid tumors with an STK11 loss-of-function mutation.
•
STK11 mutations occur in approximately 15% of NSCLC, 15% of cervical, 10% of carcinoma of unknown primary, 5% of breast and 3% of pancreatic cancers.

TNG348, a novel USP1 inhibitor

•
The FDA granted Fast Track designation (FTD) for TNG348 in September 2023 for the treatment of BRCA1/2-mutant breast and ovarian cancer. FTD is designed to facilitate the development and expedite the review of drugs to treat serious conditions and fulfill an unmet need, with the potential to allow drugs to reach more patients faster.
•
In September 2023, the Company announced FDA clearance of the TNG348 Investigational New Drug (IND) application.
•
Initiation of the TNG348 phase 1/2 clinical trial is planned for the first half of 2024. The trial will evaluate the safety, pharmacokinetics, pharmacodynamics and efficacy of TNG348 as a single agent and in combination with olaparib, a PARP inhibitor, in patients with BRCA1/2-mutant and other HRD+ (homologous recombination deficient) cancers.
•
HRD+ cancers, including BRCA1/2 mutations, represent up to 50% of ovarian cancers, 25% of breast cancers, 10% of prostate cancers and 5% of pancreatic cancers.

Upcoming Milestones

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TNG348 phase 1/2 clinical trial initiation expected 1H 2024.
•
Additional data from the ongoing TNG908 clinical trial expected 2024.

Corporate Updates

•
In November 2023, Kanishka Pothula, a partner at Nextech Ventures, was appointed to the Company's Board of Directors. Previously, Mr. Pothula spent over 10 years with BVF Partners, a biotechnology-focused hedge fund. He holds a B.S. in bioengineering from the University of California San Diego and an M.S. in biotechnology from Georgetown University.
•
In November 2023, Reid Huber, Ph.D., a partner at Third Rock Ventures, stepped down from his role on the Board of Directors.
•
In October 2023, Jannik Andersen, Ph.D., was promoted to Chief Scientific Officer. Dr. Andersen, who joined the Company as Head of Biology in January 2019, led the drug discovery efforts of TNG908, TNG462, TNG260 and TNG348.
•
In August 2023, the Company announced the appointment of John Ketchum to its Board of Directors and the resignation of Aaron Davis.
•
In August 2023, the Company announced the closing of an $80 million private placement financing with participation from new and existing healthcare investors.

Scientific Presentations

Society for NeuroOncology (SNO) 28th Annual Meeting, November 15-19, 2023, Vancouver, Canada

•
In November 2023, preclinical data will be presented in two poster presentations supporting the development of PRMT5 inhibitors in MTAP-deleted glioblastoma and malignant peripheral nerve sheath tumors.

Society for Immunotherapy of Cancer (SITC) 38th Annual Meeting, November 1-5, 2023, San Diego, CA

•
In November 2023, Tango scientists presented preclinical data highlighting the potential of TNG260 in STK11-mutant cancers.
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Preclinically, TNG260 combined with anti-PD1 therapy drives tumor regression in STK11-deficient models that are resistant to anti-PD1 monotherapy.
•
These data further demonstrate the ability of TNG260 to alter the expression of immunomodulatory genes in STK11-deficient cancer cells, restoring sensitivity to anti-PD1 therapy, and support the ongoing phase 1/2 clinical trial of TNG260 in combination with pembrolizumab.

AACR-NCI-EORTC International Conference on Molecular Targets and Cancer Therapeutics, October 11-15, 2023, Boston, MA

•
In October 2023, Tango scientists presented five posters highlighting preclinical data from the precision oncology pipeline and synthetic lethality discovery platform.

Financial Results

As of September 30, 2023, the Company held $359.9 million in cash, cash equivalents and marketable securities, which the Company believes to be sufficient to fund operations into 2026.

Collaboration revenue was $10.7 million for the three months ended September 30, 2023, compared to $6.9 million for the same period in 2022, and $26.1 million for the nine months ended September 30, 2023 compared to $18.4 million for the same period in 2022. The increase was due to higher research costs incurred under the collaboration resulting in higher collaboration revenue recognized.

License revenue was $0 and $5.0 million for the three and nine months ended September 30, 2023, respectively, compared to $0 for both the three and nine months ended September 30, 2022. The year-to-date increase is the result of out-licensing a program to Gilead for $5.0 million during the second quarter of 2023.

Research and development expenses were $27.1 million for the three months ended September 30, 2023, compared to $28.7 million for the same period in 2022, and $83.9 million for the nine months ended September 30, 2023 compared to $76.8 million for the same period in 2022. The change is primarily due to increased personnel-related costs to support our research and development activities.

General and administrative expenses were $9.2 million for the three months ended September 30, 2023, compared to $8.1 million for the same period in 2022, and $26.4 million for the nine months ended September 30, 2023 compared to $22.1 million for the same period in 2022. The change was primarily due to increases in personnel-related costs.

Net loss for the three months ended September 30, 2023 was $22.3 million, or $0.23 per share, compared to a net loss of $29.1 million, or $0.33 per share, in the same period in 2022. Net loss for the nine months ended September 30, 2023 was $71.0 million, or $0.78 per share, compared to a net loss of $79.1 million, or $0.90 per share, in the same period in 2022.

About Tango Therapeutics

Tango Therapeutics is a clinical-stage biotechnology company dedicated to discovering novel drug targets and delivering the next generation of precision medicine for the treatment of cancer. Using an approach that starts and ends with patients, Tango leverages the genetic principle of synthetic lethality to discover and develop therapies that take aim at critical targets in cancer. This includes expanding the universe of precision oncology targets into novel areas such as tumor suppressor gene loss and their contribution to the ability of cancer cells to evade immune cell killing. For more information, please visit www.tangotx.com.

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements. Forward-looking statements generally relate to future events, Tango’s future operating performance and goals, the anticipated benefits of therapies and combination therapies (that include a Tango pipeline product), as well as the expectations, beliefs and development objectives for Tango’s product pipeline and clinical trials. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “goal”, “estimate”, “anticipate”, “believe”, “predict”, “designed,” “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. For example, implicit or explicit statements concerning the following include or constitute forward-looking statements: dose escalation is ongoing in certain Tango clinical trials; additional data from the TNG908 clinical trial is expected in 2024; phase 1/2 clinical trial initiation for TNG348 expected in the first half of 2024 (and the endpoints that the trial will evaluate); cash runway into 2026 expected to fund all clinical programs through proof-of-concept (and cash, cash equivalents and marketable securities are believed to be sufficient to fund operations into 2026); Tango is committed to discovering and delivering the next generation of precision cancer medicines; the Company continues to make excellent progress across its precision oncology pipeline; TNG908 is actively enrolling patients and remains on track for a clinical update in 2024; TNG908 and TNG462 have the potential to become important treatments for the broad range of patients with MTAP-deleted cancers; Tango is well-positioned to deliver proof-of-concept data on its four clinical programs; TNG462 is a potentially best-in-class MTA-cooperative PRMT5 inhibitor; certain pre-clinical data support the ongoing phase 1/2 clinical trial of TNG260 in combination with pembrolizumab; the Fast Track designation of TNG348 and potential benefits resulting from such designation; Tango’s growth as a company and expectations regarding its expected cash runway, uses of capital, expenses, and financial results; and the expected timing of: (i) development candidate declaration for certain targets, (ii) initiating IND-enabling studies; (iii) filing INDs; (iv) clinical trial initiation and (v) disclosing initial, interim and final clinical trial results; and the expected benefits of the Company's development candidates and other product candidates. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Tango and its management, are inherently uncertain. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: benefits of product candidates seen in preclinical analyses may not be evident when tested in later preclinical studies or in clinical trials or when used in broader patient populations (if approved for commercial sale); Tango has limited experience conducting clinical trials (and will rely on a third party to operate its clinical trials) and may not be able to commence the clinical trial (including opening clinical trial sites, dosing the first patient, and enrolling and dosing of an adequate number of clinical trial participants) when expected, may not be able to continue dosing (and dose escalation) on anticipated timelines, and may not generate results (including final or initial safety, efficacy data and proof-of-mechanism and proof-of-concept) in the anticipated timeframe (or at all); Tango’s pipeline products may not be safe and/or effective in humans; Tango has a limited operating history and has not generated any revenue to date from product sales, and may never become profitable; other companies may be able to identify and develop product candidates more quickly than the Company and commercially introduce the product prior to the Company; the Company’s proprietary discovery platform is novel and may not identify any synthetic lethal targets for future development; the Company may not be able to identify development candidates on the schedule it anticipates due to technical, financial or other reasons; the Company may not be able to file INDs for development candidates on time, or at all, due to technical or financial reasons or otherwise; the Company may utilize cash resources more quickly than anticipated; Tango will need to raise capital in the future and if we are unable to raise capital when needed or on attractive terms, we would be forced to delay, scale back or discontinue some of our development programs or future commercialization efforts (which may delay filing of INDs, dosing patients, reporting clinical trial results and filing new drug applications); Tango’s approach to the discovery and development of product candidates is novel and unproven, which makes it difficult to predict the time, cost of development, and likelihood of successfully developing any products; the Company may be unable to advance our preclinical development programs into and through the clinic for safety or efficacy reasons or commercialize our product candidates or we may experience significant delays in doing so as a result of factors beyond Tango’s control; the Company may not be able to realize the benefits of Fast Track designation (and such designation may not advance any anticipated approval timelines); Tango may not identify or discover additional product candidates or may expend limited resources to pursue a particular product candidate or indication and fail to capitalize on product candidates or indications that may be more profitable or for which there is a greater likelihood of success; the Company’s product candidates may cause adverse or other undesirable side effects (or may not show requisite efficacy) that could, among other things, delay or prevent regulatory approval; our dependence on third parties for conducting clinical trials and producing drug product; our ability to obtain and maintain patent and other intellectual property protection for our technology and product candidates or the scope of intellectual property protection obtained is not sufficiently broad; and delays and other impacts on product development and clinical trials from the COVID-19 pandemic. Additional information concerning risks, uncertainties and assumptions can be found in Tango’s filings with the SEC, including the risk factors referenced in Tango’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as supplemented and/or modified by its most recent Quarterly Report on Form 10-Q. You should not place undue reliance on forward-looking statements in this press release, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Tango specifically disclaims any duty to update these forward-looking statements.

Investor Contact:

Sam Martin/Andrew Vulis
Argot Partners
tango@argotpartners.com

Media Contact:

Amanda Galgay
SVP, Corporate Communications, Tango Therapeutics
media@tangotx.com

Consolidated Statements of Operations

(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Collaboration revenue	10,732	6,920	26,096	18,449
License revenue	—	—	5,000	—
Total revenue	10,732	6,920	31,096	18,449
Operating expenses:
Research and development	27,149	28,744	83,859	76,815
General and administrative	9,209	8,099	26,397	22,138
Total operating expenses	36,358	36,843	110,256	98,953
Loss from operations	(25,626)	(29,923)	(79,160)	(80,504)
Other income, net	3,386	873	8,266	1,391
Provision for income taxes	(23)	—	(87)	(3)
Net loss	$(22,263)	$(29,050)	$(70,981)	$(79,116)

Net loss per common share – basic and diluted	$(0.23)	$(0.33)	$(0.78)	$(0.90)
Weighted average number of common shares outstanding – basic and diluted	97,033,273	87,892,195	91,268,133	87,868,081

Condensed Consolidated Balance Sheets

(In thousands)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$58,533	$59,968
Marketable securities	301,347	306,165
Accounts receivable	—	2,000
Restricted cash	856	567
Prepaid expenses and other current assets	10,155	6,572
Total current assets	370,891	375,272
Property and equipment, net	10,261	10,884
Operating lease right-of-use assets	44,422	46,886
Restricted cash, net of current portion	2,567	3,423
Other assets	48	5
Total assets	$428,189	$436,470
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,837	$4,453
Accrued expenses and other current liabilities	11,467	17,495
Operating lease liabilities	2,040	1,770
Deferred revenue	27,072	31,792
Income tax payable	—	35
Total current liabilities	43,416	55,545
Operating lease liabilities, net of current portion	37,466	39,361
Deferred revenue, net of current portion	70,712	92,088
Total liabilities	151,594	186,994
Total stockholders’ equity	276,595	249,476
Total liabilities and stockholders’ equity	$428,189	$436,470